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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: March 25, 1998

                        FIDELITY NATIONAL FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                     1-9396                86-0498599
         --------                     ------                ----------
(State or other jurisdiction        (Commission     (IRS Employer Identification
      of incorporation)             File Number)              Number)


                17911 Von Karman Avenue, Irvine, California 92614
                    (Address of principal executive offices)

                                 (714) 622-5000
              (Registrant's telephone number, including area code)




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Item 5.  Other Events

        Also on March 25, 1998, the Company announced that it had executed an agreement to merge Matrix Capital Corporation ("Matrix") with a newly-formed subsidiary of the Company. The merger is subject to due diligence, regulatory approvals and other customary conditions, and requires approval of the merger by the shareholders of Matrix and approval of the issuance of Company common stock in connection with the merger by the shareholders of the Company.

        Under the terms of the definitive agreement, each share of Matrix stock will be converted into the right to receive .80 shares of Company common stock without interest, together with cash in lieu of any fractional share. The exchange ratio has been collared between $28.75 and $35.00 per Company share. The market value is to be determined based on the average closing price of Company stock during the 20 day trading period ending on the third business day immediately prior to the last of the stockholders' meetings held to approve the transaction (the "Average Stock Price"). Below $28.75 the Company may make up the difference in additional shares at its option and above $35.00 the exchange ratio would be adjusted to a number equal to $28.00 plus fifty percent of the amount by which the Average Stock Price exceeds $35.00 divided by the Average Stock Price. It is intended that the merger be treated as a reorganization pursuant to Section 368(a) of the Internal Revenue Code and be accounted for as a "pooling-of-interests."

        "Safe Harbor" Statements under the Private Securities Litigation Reform Act of 1995: Statements which are not historical facts contained in this release are forward looking statements that involve risks and uncertainties, and results could vary materially from the descriptions contained herein and other risks as may be detailed in the Company's Securities and Exchange Commission filings.

Item 7.  Financial Statements and Exhibits

        (c)    Exhibits

        99(A) Press Release - Fidelity National Financial, Inc. Announces Plans to Merge Matrix Capital Corporation With Wholly-Owned Subsidiary of Fidelity.

        99(B) Agreement and Plan of Merger dated as of March 25, 1998, among Fidelity National Financial, Inc, MCC Merger, Inc. and Matrix Capital Corporation.






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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           FIDELITY NATIONAL FINANCIAL, INC.


Dated: April 3, 1998                       /s/ M'LISS JONES KANE
                                           ------------------------------------
                                           M'Liss Jones Kane
                                           Senior Vice President
                                           General Counsel





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                                  EXHIBIT INDEX

        99(A) Press Release - Fidelity National Financial, Inc. Announces Plans to Merge Matrix Capital Corporation With Wholly-Owned Subsidiary of Fidelity.

        99(B) Agreement and Plan of Merger dated as of March 25, 1998, among Fidelity National Financial, Inc, MCC Merger, Inc. and Matrix Capital Corporation.